UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the authority granted it under the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “Senior Plan”) to establish periodic bonus programs based on specified performance objectives, on March 12, 2009, the Compensation Committee of Mercury General Corporation (the “Company”) established the performance criteria set forth in the table below that will be used to determine bonuses payable under the Senior Plan for 2009. Specifically, the Compensation Committee determined that the bonuses (if any) payable to the covered executives under the Senior Plan will be based on the Company’s underwriting income.

Name and Position	Target Bonus under Senior Plan	Maximum Bonus under Senior Plan
George Joseph	0.6% of the Company’s underwriting income (1)	$5,000,000
Gabriel Tirador	0.5% of the Company’s underwriting income (1)	$5,000,000

(1)	Underwriting Income is calculated as Earned Premiums less Losses and Loss Adjustment Expenses, Policy Acquisition Costs, and Other Operating Expenses derived from the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2009	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
Name: Theodore Stalick
Its: Chief Financial Officer